[Letterhead of Tyler Cooper & Alcorn, LLP]

August 31, 2006

NewAlliance Bancshares, Inc.
195 Church Street
New Haven, Connecticut 06510

Ladies and Gentlemen:

          We have acted as counsel to NewAlliance Bancshares, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, by the Company of an aggregate of up to 4,221,381 shares of Common Stock, par value $.01 per share (the “Shares”), of the Company and the related preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”). In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Delaware.

          We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinion set forth below. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

August 31, 2006

          Based on the foregoing, we are of the opinion that the Shares to be issued by the Company have been duly authorized and, when issued as contemplated in the Registration Statement, will be validly issued and outstanding, fully paid and non-assessable.

          In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of securities or “blue-sky” laws of any jurisdiction (except federal securities laws).

          We consent to the filing of this opinion and our tax opinion as Exhibits to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus which is part of such Registration Statement,

Very truly yours,

Tyler Cooper & Alcorn, LLP

By: /s/ William W. Bouton III
William W. Bouton III
A Partner